As filed with the Securities and Exchange Commission on September 4, 2024

Registration Statement No. 333-280693

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIANA SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
Diana Shipping Inc. Pendelis 16 175 64 Palaio Faliro Athens, Greece 011 (30) 210 947-0100 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 relates to the registration statement on Form F-3 (Registration No. 333-280693), previously filed by the registrant on July 3, 2024 (the “Registration Statement”). The registrant’s prior registration statement on Form F-3 was declared effective on July 9, 2021, and expired on the third anniversary thereof (the “Prior Registration Statement”). Accordingly, the registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the registrant with the ability to sell securities from time to time covered by the Prior Registration Statement.
The Prior Registration Statement was not fully used and as such some of the securities covered under the Prior Registration Statement remain unsold (the “Unsold Securities”). In accordance with Securities and Exchange Commission rules, the registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). The registrant is filing this Pre-Effective Amendment No. 1 to this Registration Statement to update the number of new securities to be registered on this Registration Statement to reflect the sale, during the grace period afforded by Rule 415(a)(5), of certain securities pursuant to the Prior Registration Statement and subsequent to the filing of this Registration Statement through the date hereof. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
The prospectus filed as part of the Registration Statement is not being amended hereby and is, therefore, not included in this Pre-Effective Amendment No. 1.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to Completion, Dated September 4, 2024
PROSPECTUS
$499,885,000
Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we may periodically offer:
(1) our common stock (including related preferred stock purchase rights),
(2) our preferred stock,
(3) our debt securities,
(4) our warrants,
(5) our purchase contracts,
(6) our rights, and
(7) our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued and sold under this prospectus may not exceed $499,885,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “DSX.” Our Series B Preferred Stock is listed on the NYSE under the symbol “DSXPRB.” Our Warrants to Purchase Common Stock, expiring on or about December 14, 2026, is listed on the NYSE under the symbol “DSX WS.”
An investment in the securities offered hereby involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $499,885,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us” and the “Company” refer to Diana Shipping Inc. and its subsidiaries. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars. We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or U.S. GAAP. We have a fiscal year end of December 31.

TABLE OF CONTENTS
Page
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	3
RISK FACTORS	7
USE OF PROCEEDS	8
CAPITALIZATION	9
PLAN OF DISTRIBUTION	10
TAX CONSIDERATIONS	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	18
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF PURCHASE CONTRACTS	25
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
ENFORCEABILITY OF CIVIL LIABILITIES	28
EXPENSES	29
LEGAL MATTERS	29
EXPERTS	29
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, include "forward-looking statements," as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "projects," "likely," "will," "would," "could" and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to (i) the strength of world economies, (ii) fluctuations in currencies, interest rates and inflationary pressures, (iii) general market conditions, including fluctuations in charter hire rates and vessel values, (iv) changes in demand in the dry-bulk shipping industry, (v) changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels, (vi) changes in the Company's operating expenses, including bunker prices, crew costs, drydocking and insurance costs, (vii) the Company’s future operating or financial results, (viii) availability of financing and refinancing and changes to the Company’s financial condition and liquidity, including the Company’s ability to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to obtain financing and comply with the restrictions and other covenants in the Company’s financing arrangements, (ix) changes in governmental rules and regulations or actions taken by regulatory authorities, (x) potential liability from pending or future litigation, (xi) compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, (xii) the failure of counter parties to fully perform their contracts with the Company, (xiii) the Company’s dependence on key personnel, (xiv) adequacy of insurance coverage, (xv) the volatility of the price of the Company’s common stock, (xvi) the Company’s incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, (xvii) general domestic and international political conditions or labor disruptions, (xviii) acts by terrorists or acts of piracy on ocean-going vessels, (xix) any continuing impacts of coronavirus (COVID-19) or other global or regional pandemics and its impact in the dry-bulk shipping industry, (xx) potential physical disruption of shipping routes due to accidents climate-related reasons (acute and chronic), political events public health threats, international hostilities and instability, piracy or acts by terrorists, and (xxi) other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled "Risk Factors," on page 7 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 5, 2024 (the “Annual Report”), and incorporated by reference herein, for a more complete discussion of these risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents by Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

Our Company

We are a global provider of shipping transportation services. We specialize in the ownership and bareboat charter-in of dry bulk vessels. Each of our vessels is owned or chartered-in through a separate wholly-owned subsidiary.

Our Fleet

Our fleet is currently comprised of 39 dry bulk carriers excluding the two methanol dual fuel new-building Kamsarmax dry bulk vessels, not yet delivered and including m/v Houston which has been sold and expected to be delivered to her new owners latest by September 16, 2024. The following table summarizes key information about our fleet as of August 29, 2024:

Fleet Employment

	VESSEL	SISTER SHIPS*	GROSS RATE (USD PER DAY)	COM**	CHARTERERS	DELIVERY DATE TO CHARTERERS***	REDELIVERY DATE TO OWNERS****	NOTES
	BUILT DWT
9 Ultramax Bulk Carriers
1	DSI Phoenix	A	16,500	5.00%	Bulk Trading SA	6/May/24	1/Aug/2025 - 30/Sep/2025
	2017 60,456
2	DSI Pollux	A	14,000	4.75%	Cargill Ocean Transportation (Singapore) Pte. Ltd.	28/Dec/23	20/Aug/2025 - 20/Oct/2025
	2015 60,446
3	DSI Pyxis	A	14,250	5.00%	ASL Bulk Marine Limited	24/Sep/23	10/Oct/2024 - 10/Dec/2024
	2018 60,362
4	DSI Polaris	A	13,100	5.00%	ASL Bulk Marine Limited	12/Nov/22	20/Jul/24
	2018 60,404		15,400	5.00%	Stone Shipping Ltd	20/Jul/24	1/Jun/2025 - 15/Aug/2025
5	DSI Pegasus	A	14,000	5.00%	Reachy Shipping (SGP) Pte. Ltd. Cargill Ocean Transportation (Singapore) Pte. Ltd.	7/Dec/22	4/Sep/2024	1
	2015 60,508		15,250	4.75%		4/Sep/24	1/Jun/2025 - 1/Aug/2025	2
6	DSI Aquarius	B	14,500	5.00%	Stone Shipping Ltd	18/Jan/24	1/Dec/2024 - 1/Feb/2025
	2016 60,309
7	DSI Aquila	B	12,500	5.00%	Western Bulk Carriers AS	11/Nov/23	10/Nov/2024 - 10/Jan/2025
	2015 60,309
8	DSI Altair	B	13,800	5.00%	Western Bulk Carriers AS	23/Jun/23	10/Sep/2024 - 10/Oct/2024	3
	2016 60,309
9	DSI Andromeda	B	13,500	5.00%	Bunge SA, Geneva	27/Nov/23	20/Feb/2025 - 20/Apr/2025	4
	2016 60,309

6 Panamax Bulk Carriers
10	LETO		16,000	5.00%	ASL Bulk Shipping Limited	3/May/24	1/Mar/2025 - 30/Apr/2025
	2010 81,297
11	SELINA	C	12,000	4.75%	Cargill International S.A., Geneva	20/May/23	15/Sep/2024 - 15/Nov/2024
	2010 75,700
12	MAERA	C	13,750	5.00%	ST Shipping and Transport Pte. Ltd.	29/Jan/24	20/Nov/2024 - 20/Jan/2025
	2013 75,403
13	ISMENE		12,650	5.00%	Paralos Shipping Pte., Ltd.	13/Sep/23	15/Apr/2025 - 30/Jun/2025
	2013 77,901
14	CRYSTALIA 2014 77,525		13,900	5.00%	Louis Dreyfus Company Freight Asia Pte. Ltd.	4/May/24	4/Feb/2026 - 4/Jun/2026
15	ATALANDI	D	15,800	5.00%	Quadra Commodities SA	28/May/24	20/Jul/24
	2014 77,529		14,600	4.75%	Cargill International SA, Geveva	20/Jul/24	1/Jun/2025 - 31/Jul/2025
6 Kamsarmax Bulk Carriers
16	MAIA	E	13,500	5.00%	ST Shipping and Transport Pte. Ltd.	23/Sep/23	30/Aug/2024	5
	2009 82,193
17	MYRSINI	E			Cobelfret S.A.
	2010 82,117		17,100	5.00%	Luxembourg	25/Jun/24	1/Feb/2025 - 25/Mar/2025
18	MEDUSA	E	14,250	5.00%	ASL Bulk Shipping Limited	14/May/23	10/Feb/2025 - 15/Apr/2025
	2010 82,194
19	MYRTO	E	12,650	5.00%	Cobelfret S.A., Luxemburg	15/Jul/23	1/Nov/2024 - 15/Jan/2025
	2013 82,131
20	ASTARTE		15,000	5.00%	Reachy Shipping (SGP) Pte. Ltd. Paralos Shipping Pte. Ltd.	29/Apr/23	19/Aug/2024
	2013 81,513		14,000	5.00%		19/Aug/24	15/Jul/2025 - 15/Sep/2025
21	LEONIDAS P. C.		17,000	5.00%	Ming Wah International Shipping Company Limited	22/Feb/24	20/Aug/2025 - 20/Oct/2025
	2011 82,165
5 Post-Panamax Bulk Carriers
22	ALCMENE
			13,150	5.00%		1/Jun/24	11/Aug/24
	2010 93,193		13,350	5.00%	China Steel Express Corporation	11/Aug/24	25/Sep/24	6
23	AMPHITRITE	F	15,000	5.00%	Cobelfret S.A., Luxembourg	13/Jan/24	15/Nov/2024 - 15/Jan/2025	7
	2012 98,697
24	POLYMNIA	F
	2012 98,704		17,500	5.00%	Reachy Shipping (SGP) Pte. Ltd.	8/Jun/24	1/Aug/2025 - 30/Sept/2025
25	ELECTRA	G
	2013 87,150		14,000	4.75%	Aquavita International S.A.	3/Jun/24	15/Oct/2025 - 31/Dec/2025
26	PHAIDRA	G	12,250	4.75%	Aquavita International S.A.	9/May/23	1/Sep/2024 - 15/Nov/2024
	2013 87,146

9 Capesize Bulk Carriers
27	SEMIRIO	H	14,150	5.00%	Solebay Shipping Cape Company Limited, Hong Kong	18/Aug/23	20/Nov/2024 - 30/Jan/2025
	2007 174,261
28	HOUSTON	H	13,000	5.00%	EGPN Bulk Carrier Co., Limited	21/Nov/22	2/Sep/2024	3,8
	2009 177,729
29	NEW YORK	H	16,000	5.00%	SwissMarine Pte. Ltd., Singapore	11/Jun/23	1/Oct/2024 - 7/Dec/2024
	2010 177,773
30	SEATTLE	I	17,500	5.00%	Solebay Shipping Cape Company Limited, Hong Kong	1/Oct/23	15/Jul/2025 - 30/Sep/2025
	2011 179,362
31	P. S. PALIOS	I
	2013 179,134		27,150	5.00%	Bohai Shipping (HEBEI) Co., Ltd	7/May/24	1/Nov/2025 - 31/Dec/2025
32	G. P. ZAFIRAKIS	J	17,000 26,800	5.00% 5.00%	Solebay Shipping Cape Company Limited, Hong Kong Nippon Yusen Kabushiki Kaisha, Tokyo	12/Jan/23 9/Sep/24	14/Aug/24 9/Aug/2026 - 9/Nov/2026	9 2
	2014 179,492
33	SANTA BARBARA	J	21,250	5.00%	Smart Gain Shipping Co., Limited	7/May/23	10/Oct/2024 - 10/Dec/2024	10
	2015 179,426
34	NEW ORLEANS		20,000	5.00%	Kawasaki Kisen Kaisha, Ltd.	7/Dec/23	15/Aug/2025 - 31/Oct/2025	10,11
	2015 180,960
35	FLORIDA		25,900	5.00%	Bunge S.A., Geneva	29/Mar/22	29/Jan/2027 - 29/May/2027	4
	2022 182,063
4 Newcastlemax Bulk Carriers
36	LOS ANGELES	K	17,700	5.00%	Nippon Yusen Kabushiki Kaisha, Tokyo	21/Jan/23	20/Jul/24
	2012 206,104		28,700			20/Jul/24	1/Oct/2025 - 15/Dec/2025
37	PHILADELPHIA	K	22,500	5.00%	Nippon Yusen Kabushiki Kaisha, Tokyo	4/Feb/24	20/Apr/2025 - 20/Jul/2025
	2012 206,040
38	SAN FRANCISCO	L	22,000	5.00%	SwissMarine Pte. Ltd., Singapore	18/Feb/23	5/Jan/2025 - 5/Mar/2025
	2017 208,006
39	NEWPORT NEWS	L	20,000	5.00%	Nippon Yusen Kabushiki Kaisha, Tokyo	20/Sep/23	10/Mar/2025 - 10/Jun/2025
	2017 208,021

Each dry bulk carrier is a “sister ship”, or closely similar, to other dry bulk carriers that have the same letter.
** Total commission percentage paid to third parties.
*** In case of newly acquired vessel with time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
**** Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.

1Estimated redelivery date from the Charterers.
2Estimated delivery date to the Charterers.
3Based on latest information.
4Bareboat chartered-in for a period of ten years.
5Charterers have agreed for any time in excess of the charter party period to pay the rate of 105% of the Baltic Panamax Index 5 TC average as published by the Baltic Exchange on a daily basis during the excess period commencing from August 20, 2024 or the vessel’s present charter party rate, whichever is higher.
6Redelivery date based on an estimated time charter trip duration of about 45 days.
7The charter rate will be US$12,250 per day for the first 30 days of the charter period.
8Vessel has been sold and it is expected to be delivered to her new Owners by latest September 16, 2024.
9Currently without an active charterparty. Vessel on scheduled drydocking.
10Bareboat chartered-in for a period of eight years.
11Vessel off hire for 7.43 days.

Ship Management

The commercial and technical management of our fleet, owned and bareboat chartered-in, as well as the provision of administrative services relating to the fleet’s operations, are carried out by our wholly-owned subsidiary, Diana Shipping Services S.A., which we refer to as DSS, and Diana Wilhelmsen Management Limited, a 50/50 joint venture with Wilhelmsen Ship Management, which we refer to as DWM. In exchange for providing us with commercial and technical services, personnel and office space, we pay DSS a commission, which is a percentage of the managed vessels’ gross revenues, a fixed monthly fee per managed vessel and an additional monthly fee for the administrative services provided to Diana Shipping Inc. Such services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services and any other possible service that Diana Shipping Inc. would require to perform its operations. Similarly, in exchange for providing us with commercial and technical services, we pay to DWM a commission which is a percentage of the managed vessels’ gross revenues and a fixed management monthly fee for each managed vessel.

Since June 1, 2010, Steamship Shipbroking Enterprises Inc., or Steamship, a related party controlled by our Chairman of the Board, provides brokerage services to us. The terms of this relationship are currently governed by a Brokerage Services Agreement dated February 23, 2024.

Recent Developments

US$150 Million Senior Unsecured Bond Offering

On June 18, 2024, the Company announced the pricing of a US$150 million private placement of senior unsecured bonds maturing in July 2029 and callable beginning three years after issuance. The bond offering was priced with a U.S. dollar fixed-rate coupon of 8.75%. Interest will be payable semi-annually in arrears in January and July of each year. The Company will apply for listing of the bonds on the Oslo Stock Exchange. The offering closed on July 2, 2024. The net proceeds from the bonds shall be used to refinance all of the Company’s existing US$125 million senior unsecured bond due 2026 with ISIN NO0011021974 (“DIASH02”), and for general corporate purposes.

Annual Meeting of Shareholders

The Company's annual meeting of shareholders was held on May 21, 2024. At the meeting four Class I directors of the Company were reelected to serve until the Company’s 2027 annual meeting of shareholders and Deloitte Certified Public Accountants S.A. was appointed as the Company’s independent auditors for the fiscal year ending December 31, 2024.

Dividends

On June 18, 2024, we paid a cash dividend of $0.075 per share, or $9.1 million, to all shareholders of record as of June 12, 2024.

Corporate Information

Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp., and was re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005. Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is +30-210-9470-100.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, up to $499,885,000 of our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus and any prospectus supplement, including those in "Item 3-Key Information-D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the Commission on April 5, 2024, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information-Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued under this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION

Our capitalization and indebtedness will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement to this prospectus.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents, at prices related to the prevailing market prices, a fixed price or prices, which may be changed or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common stock by broker-dealers;
•	sell common stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common stock or any securities convertible into or exchangeable for common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock and Series B Preferred Stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

TAX CONSIDERATIONS

You should carefully read the discussion of the Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled “Taxation” of the Annual Report incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as exhibits to our Annual Report, which is incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information-Information Incorporated by Reference.”
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.
Authorized Capitalization
Under our amended and restated articles of incorporation, as of the date of this prospectus, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 125,140,568 shares are issued and outstanding and 50,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated as Series A Participating Preferred Stock, none of which is issued and outstanding, (ii) 5,000,000 shares are designated as Series B Preferred Stock, of which 2,600,000 are issued and outstanding, (iii) 10,675 are designated as Series C Preferred Shares, of which 10,675 are issued and outstanding and (iv) 400 are designated as Series D Preferred Shares, of which 400 are issued and outstanding. All of our shares of stock are in registered form.
Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.
Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.

Description of the Series B Preferred Shares
On February 13, 2014, we filed a Prospectus Statement for the registration of 2,400,000 of our 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, with a liquidation preference of $25.00 per share and an option for the underwriters to purchase up to an additional 360,000 Series B Preferred Shares solely to cover over-allotments. We have summarized the material terms and conditions of the rights of these Series B Preferred Shares below. For a complete description of the rights, we encourage you to read the “Description of Registrant’s Securities to be Registered”, which we have filed as an exhibit to the Form 8-A on February 13, 2014. Dividends Under the Agreement, we declared a dividend payment of 8.875% per annum per $25.00 liquidation preference per share (equal to $2.21875 per annum per share). These dividends accrue and are cumulative from the date the Series B Cumulative shares are originally issued. The dividends are payable, as and if declared by the Board on January 15, April 15, July 15 and October 15 of each year. Liquidation Preference Holders of the Series B Preferred Shares are entitled to a liquidation preference. Upon the occurrence of a liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary (a “Liquidation Event”), Holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company or proceeds thereof legally available for distribution to stockholders of the Company, (i) after satisfaction of all liabilities, if any, to creditors of the Company, (ii) after all applicable distributions of such assets or proceeds being made to or set aside for the holders of any Senior Stock then outstanding in respect of such Liquidation Event, (iii) concurrently with any applicable distributions of such assets or proceeds being made to or set aside for holders of any Parity Stock then outstanding in respect of such Liquidation Event and (iv) before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of Junior Stock as to such distribution, a liquidating distribution or payment in full redemption of such Series B Preferred Shares in an amount initially equal to $25.00 per share in cash, plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared). Voting Rights In the event that six quarterly dividends, whether consecutive or not, payable on the Series B Preferred Shares are in arrears, the Holders of Series B Preferred Shares shall have the right, voting as a class together with holders of any Parity Stock upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect one member of the Board of Directors, and the size of the Board of Directors shall be increased as needed to accommodate such change. Unless the Company shall have received the affirmative vote or consents of the Holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, the Company may not adopt any amendment to the Articles of Incorporation that adversely alters the preferences, powers or rights of the Series B Preferred Shares. Unless the Company shall have received the affirmative vote or consent of the Holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a class together with holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable, the Company may not (x) issue any Parity Stock if the cumulative dividends payable on outstanding Series B Preferred Shares are in arrears or (y) create or issue any Senior Stock.
Redemption Rights
The Company shall have the right at any time on or after February 14, 2019 to redeem the Series B Preferred Shares, in whole or from time to time in part, from any funds available for such purpose. Any such redemption shall occur on a date set by the Company.
Description of the Series C Preferred Shares
We filed a statement of designations with the Marshall Islands registry establishing our Series C Preferred Stock, of which 10,675 are issued and outstanding, par value $0.01 per share. The Series C Preferred Stock will vote with the common shares of the Company, and each share of the Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. The Series C Preferred Stock has no dividend or liquidation rights and cannot be transferred without the consent of the Company except to the holder's affiliates and immediate family members.
For a complete description of the rights, we encourage you to read the “Certificate of Designation of Rights, Preferences, and Privileges of Series C Preferred Stock of the Company”, which we have filed as exhibit 3.1 to the Form 6-K on February 6, 2019.

Description of the Series D Preferred Shares
We filed a statement of designations with the Marshall Islands registry establishing our Series D Preferred Stock, of which 400 are issued and outstanding, par value $0.01 per share. The Series D Preferred Stock has no dividend or liquidation rights. The Series D Preferred Stock votes with the common shares of the Company, and each share of the Series D Preferred Stock shall entitle the holder thereof to up to 200,000 votes, on all matters submitted to a vote of the stockholders of the Company, notwithstanding any other provision of the Statement of Designation of the Series D Preferred Stock, to the extent that the total number of votes one or more holders of Series D Preferred Stock is entitled to vote (including any voting power of such holders derived from Series D Preferred Stock, shares of common stock or any other voting security of the Company issued and outstanding as of the date hereof or that may be issued in the future) on any matter submitted to a vote of stockholders of the Company would exceed 36.0% of the total number of votes eligible to be cast on such matter, the total number of votes that holders of Series D Preferred Stock may exercise derived from the Series D Preferred Stock together with Common Shares and any other voting securities of the Company beneficially owned by such holder, shall be reduced to 36% of the total number of votes that may be cast on such matter submitted to a vote of stockholders.
For a complete description of the rights, we encourage you to read the “Amended and Restated Statement of Designation of Rights, Preferences and Privileges of Series D Preferred Stock of the Company”, which we have filed as Exhibit 3.1 to the Form 6-K on September 8, 2023.
Description of Warrants
On December 14, 2023, we issued warrants to purchase common shares (the “Warrants”) to the holders of record of Common Stock as of the close of business on December 6, 2023 (the “Record Date”) on the terms and conditions described in the Warrant Agreement (as defined below and attached as exhibit 2.10 to our Annual Report filed with the Commission on April 5, 2024). Each holder received one Warrant for every five shares of issued and outstanding shares of common stock held as of the Record Date (rounded down to the nearest whole number for any fractional Warrant). Each Warrant entitles the holder to purchase, at the holder’s sole and exclusive election, at the exercise price, 1.05216 shares of common stock, following certain adjustments, plus, to the extent, described below, the Bonus Share Fraction. A Bonus Share Fraction entitles a holder to receive an additional 0.5 of a share of common stock for each Warrant exercised (the “Bonus Share Fraction”) without payment of any additional exercise price. Since the dividend ex-Date on March 4, 2024, the Bonus Share Fraction was adjusted to 0.51292 of a share of common stock for each Warrant exercised. Since the dividend ex-Date on June 12, 2024, the Bonus Share Fraction was adjusted to 0.52608 of a share of common stock for each Warrant exercised.
The right to receive the Bonus Share Fraction will expire at 5:00 p.m. New York City time (the “Bonus Share Expiration Date”) upon the earlier of (i) the date specified by the Registrant upon not less than 20 business days’ notice and (ii) the first business day following the last day of the first 30 consecutive trading day period in which the daily VWAP of the shares of common stock has been at least equal to the then applicable trigger price for at least 20 trading days (whether or not consecutive) (the “Bonus Price Condition”). Any Warrant exercised with an exercise date after the Bonus Share Expiration Date will not be entitled to any Bonus Share Fraction. The Company will make a public announcement of the Bonus Share Expiration Date (i) at least 20 business days prior to such date, in the case of the Company setting a Bonus Share Expiration Date and (ii) prior to market open on the Bonus Share Expiration Date in the case of a Bonus Price Condition.
Unless earlier redeemed, the Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on December 14, 2026 (the “Expiration Date”).
In connection with the Warrant distribution, we filed a prospectus supplement, dated December 14, 2023, pursuant to our existing shelf registration statement on Form F-3 declared effective on July 9, 2021, registering up to 33,919,605 shares of common stock to be issued upon exercise of the Warrants under the Securities Act of 1933, as amended. The Warrants commenced trading on the New York Stock Exchange under the ticker “DSX WS” on December 14, 2023.

Description of Preferred Stock Purchase Rights
On February 2, 2024, we entered into an Amended and Restated Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, to amend and restate the Stockholders Rights Agreement, dated January 15, 2016.
Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding at the close of business on January 26, 2016. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $25.00 per share. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 15% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of our common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the Rights below. Fora complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement filed with the Commission on February 2, 2024.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on January 14, 2026, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
• the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock; or
• the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.
"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company's common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding shares of common stock for or pursuant to the terms of any such plan, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of "acquiring person" unless and until such time as such Person shall become the Beneficial Owner of an aggregate of 18.5% or more of the Company’s then outstanding Common Stock, (excluding shares acquired pursuant to a grant under a Company equity incentive plan, a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or securities convertible into shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock), and provided further, that Tuscany Shipping Corp. individually or together with one or more of its Affiliates shall not be or become an “Acquiring Person” as defined herein.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.
Until the Rights distribution date:
• our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
• any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" in the Amended and Restated Stockholders Rights Agreement, filed as an exhibit to our annual report, or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" in the Amended and Restated Stockholders Rights Agreement, filed as an exhibit to our annual report , each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Transfer of Shares
The Board of Directors has the power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Company’s stock, and may appoint transfer agents and registrars thereof.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement and/or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common stock (including related preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common stock (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES
Diana Shipping Inc. is a Marshall Islands corporation. The Marshall Islands has a less developed body of securities laws than the United States and provides protections for investors to a significantly lesser extent.
Our principal executive offices are located outside the United States in Athens, Greece, and a majority of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those law

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission Registration Fee	$73,800	(1)
FINRA Filing Fee	*
NYSE Supplemental Listing Fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Indenture Trustee Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

(1) Based on current Registration Fee Rate of $147.60 per $1,000,000. Includes the $33,937.80 previously paid in connection with unsold securities pursuant to Rule 415(a)(6).
* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of Diana Shipping Inc. appearing in Diana Shipping Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2023 and the effectiveness of Diana Shipping Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.dianashippinginc.com. The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on April 5, 2024, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our Report on Form 6-K, furnished to the Commission on April 5, 2024;
•	Our Report on Form 6-K, furnished to the Commission on April 11, 2024;
•	Our Report on Form 6-K, furnished to the Commission on April 18, 2024;
•	Our Report on Form 6-K, furnished to the Commission on April 25, 2024;
•	Our Report on Form 6-K, furnished to the Commission on April 29, 2024;
•	Our Report on Form 6-K, furnished to the Commission on May 22, 2024;
•	Our Reports on Form 6-K and Form 6-K, both furnished to the Commission on May 28, 2024;
•	Our Report on Form 6-K, furnished to the Commission on June 3, 2024;
•	Our Report on Form 6-K, furnished to the Commission on June 4, 2024;
•	Our Report on Form 6-K, furnished to the Commission on June 11, 2024;
•	Our Report on Form 6-K, furnished to the Commission on June 14, 2024;
•	Our Report on Form 6-K, funished to the Commission on June 18, 2024;
•	Our Report on Form 6-K, furnished to the Commission on June 20, 2024;
•	Our Report on Form 6-K, furnished to the Commission on June 21, 2024;
•	Our Reports on Form 6-K and Form 6-K, both furnished to the Commission on July 8, 2024;
•	Our Report on Form 6-K, furnished to the Commission on July 11, 2024;
•	Our Report on Form 6-K, furnished to the Comission on July 24, 2024;
•	Our Report on Form 6-K, furnished to the Commission on July 26, 2024;
•	Our Reports on Form 6-K and Form 6-K, both furnished to the Commission on July 31, 2024;
•	Our Report on Form 6-K, furnished to the Commission on August 13, 2024;
•	Our Report on Form 6-K, furnished to the Commission on August 27, 2024;
•	Our Report on Form 6-K, furnished to the Commission on August 29, 2024;

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece
011 30 (210) 947-0100
Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
The amended and restated bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he is not entitled to indemnification. In addition, as permitted by the Registrant’s amended and restated bylaws and Section 60 of the BCA, the Registrant maintains directors’ and officers’ insurance, pursuant to which the Registrant provides insurance coverage against certain liabilities to which the Registrant’s directors and officers may be subject, including liability incurred under U.S. securities law.
Section 60 of the BCA provides as follows regarding the indemnification of directors and officers:
(1)
Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits.
A list of exhibits included as part of this registration statement is set forth on the Exhibit Index hereto, which is incorporated herein by reference.
Item 10. Undertakings.
The undersigned registrant hereby undertakes:
(a)	Under Rule 415 of the Securities Act,
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

	(5)(i)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(d)	Not applicable.
(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)-(g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on September 4, 2024.
DIANA SHIPPING INC.

By:	/s/ Semiramis Paliou
Name:	Semiramis Paliou
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastasios Margaronis, Ioannis Zafirakis and Edward S. Horton as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 4, 2024.
Signature	Title

/s/ Semiramis Paliou	Director and Chief Executive Officer
Semiramis Paliou	(Principal Executive Officer)

/s/ Simeon P. Palios	Director and Chairman of the Board
Simeon P. Palios

/s/ Anastasios Margaronis	Director and President
Anastasios Margaronis

/s/ Ioannis Zafirakis	Director, Chief Financial Officer, Chief Strategy Officer, Treasurer and Secretary
Ioannis Zafirakis	(Principal Financial Officer)

/s/ Eleftherios Papatrifon	Director
Eleftherios Papatrifon

/s/ Maria Dede	Chief Accounting Officer
Maria Dede	(Principal Accounting Officer)

/s/ Simon Frank Peter Morecroft	Director
Simon Frank Peter Morecroft

/s/ Konstantinos Psaltis	Director
Konstantinos Psaltis

/s/ Kyriacos Riris	Director
Kyriacos Riris

/s/ Apostolos Kontoyannis	Director
Apostolos Kontoyannis

/s/ Jane Sih Ho Chao	Director
Jane Sih Ho Chao

/s/ Konstantinos Fotiadis	Director
Konstantinos Fotiadis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly undersigned representative of the Registrant in the United States, has signed this registration statement in Wilmington, Delaware on September 4, 2024.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/s/ Semiramis Paliou
Name:	Semiramis Paliou
Title:	Director and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
4.1	Form of Common Stock Certificate (1)
4.2	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Diana Shipping Inc. (2)
4.3	Amended and Restated Stockholders Rights Agreement between Diana Shipping Inc. and Computershare Trust Company, N.A., dated January 15, 2016 (3)
4.4	Form of Preferred Stock Certificate*
4.5	Form of 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock Certificate (4)
4.6	Statement of Designation of the Rights, Preferences and Privileges of the 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares of Diana Shipping Inc. (5)
4.7	Certificate of Designation of Rights, Preferences and Privileges of Series C Preferred Stock of the Company (6)
4.8	Amended and Restated Statement of Designation of Rights, Preferences and Privileges of Series D Preferred Stock of the Company (9)
4.9	Warrant Agreement dated December 14, 2023, between Computershare Inc., and its affiliate, Computershare Trust Company, N.A. and the Registrant (including the form of the Warrants) (10)
4.8	Form of Senior Debt Security Indenture (7)
4.9	Form of Subordinated Debt Security Indenture (8)
4.10	Form of Warrant Agreement*
4.11	Form of Purchase Contract*
4.12	Form of Rights Agreement*
4.13	Form of Unit Agreement*
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to Diana Shipping Inc.
8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters
23.1	Consent of Seward & Kissel (included in Exhibit 5.1 and Exhibit 8.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in the signature page hereto)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**
107	Filing Fee Table

______________
* To be filed either as an amendment to this registration statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this registration Statement.
** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Filed as Exhibit 2.1 to the Registrant’s annual report on Form 20-F filed with the Commission on March 28, 2016.
(2)	Filed as Exhibit 3.1 to the Registrant’s Form 8-A12B filed with the Commission on January 15, 2016.
(3)	Filed as Exhibit 4.1 to the Company's Form 8-A12B/A filed on February 2, 2024.
(4)	Filed as Exhibit 4.1 to the Registrant’s Form 8-A12B filed with the Commission on February 13, 2014
(5)	Filed as Exhibit 3.3 to the Registrant’s Form 8-A12B filed with the Commission on February 13, 2014.
(6)	Filed as Exhibit 3.1 to the Registrant’s Form 6-K filed with the Commission on February 6, 2019.
(7)	Filed as Exhibit 4.6 to the Registrant’s Form F-3 filed with the Commission on July 2, 2015.
(8)	Filed as Exhibit 4.7 to the Registrant’s Form F-3 filed with the Commission on July 2, 2015.
(9)	Filed as an Exhibit to the Company’s Form 6-K filed on September 8, 2023.
(10)	Filed as an Exhibit to the Company’s Form 6-K filed on December 14, 2023.